UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 3, 2016

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On February 3, 2016, Pacific Biosciences of California, Inc. (the “Company”) announced its intention to offer and sell up to an aggregate offering price of $30,000,000 of shares of its common stock, par value $0.001 per share (the “Shares”), from time to time, through an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor Fitzgerald & Co. (“Cantor”) will act as sales agent for the Shares pursuant to the Controlled Equity OfferingSM Sales Agreement, dated October 5, 2012 as amended on November 8, 2013, as further amended on February 3, 2015 (as amended, the “Agreement”), by and between the Company and Cantor. Such aggregate value of Shares is in addition to the shares previously sold pursuant to the Agreement. The Company intends to use the proceeds of the offering for general corporate purposes, including capital expenditures and working capital.

Pursuant to the Agreement, Cantor may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the Shares or to or through a market maker.  In addition, pursuant to the Agreement, Cantor may sell the shares by any other method permitted by law, including in privately-negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The NASDAQ Global Select Market, to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose); provided, however, that in no event shall the Company issue or sell through Cantor such number or dollar amount of Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on an effective Registration Statement  on Form S-3 pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of the Company’s common stock, (c) exceed the number or dollar amount of shares of the Company’s common stock permitted to be sold under a Registration Statement on Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of the Company’s common stock for which the Company has filed a prospectus supplement to register the shares.  The Company is not obligated to make any sales of the Shares under the Agreement. The offering of Shares pursuant to the Agreement will terminate upon the termination of the Agreement by Cantor or the Company.

The Company will pay Cantor a commission of 3.0% of the gross sales price per share sold and has agreed to provide Cantor with customary indemnification and contribution rights.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-199891), the base prospectus, dated November 21, 2014, filed as part of such Registration Statement, and the prospectus supplement, dated February 3, 2016, filed by the Company with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company’s unaudited Consolidated Balance Sheets, Consolidated Statements of Operations and Comprehensive Loss and Consolidated Statements of Cash Flows are filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Company has updated its disclosure regarding its Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors.  The revised disclosure is filed herewith as Exhibit 99.2 and incorporated herein by reference.

The information set forth in this Item 8.01, as well as Exhibits 99.1 and 99.2  referenced therein, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
99.1	Consolidated Balance Sheets (unaudited), Consolidated Statements of Operations and Comprehensive Loss (unaudited) and Consolidated Statements of Cash Flows (unaudited).

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer & Principal Accounting Officer

Date: February 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
99.1	Consolidated Balance Sheets (unaudited), Consolidated Statements of Operations and Comprehensive Loss (unaudited) and Consolidated Statements of Cash Flows (unaudited).
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors.